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                                                                   EXHIBIT 10.31



                              EMPLOYMENT AGREEMENT


         Except as otherwise specifically provided herein, this Employment Agreement (this "Agreement") by and between Engle Homes, Inc., a Florida corporation (the "Company"), and Mark Upton (the "Executive") is made effective for all purposes immediately prior to the consummation of the Offer (as defined in the Agreement and Plan of Merger dated as of October 12, 2000 among Technical Olympic USA, Inc., a Delaware corporation (the "Parent"), Helios Acquisition Corp., a Florida corporation, and Engle Homes, Inc., a Florida corporation (the "Merger Agreement") (the "Effective Time").

                                    RECITALS:

         The Company, its divisions, subsidiaries, and other affiliated entities are primarily engaged in the business of developing land for, and the construction of, detached, single family residences (the "Business"). The Company and the Executive previously entered into a Change in Control Severance Agreement dated May 15, 2000 (the "Severance Agreement"), the intent and purpose of which was to specify the terms and conditions of the Executive's employment with the Company, and the Company and the Executive now desire to cancel and terminate the Severance Agreement and to enter into this Agreement. all effective as of the Effective Time.

                                    AGREEMENT

         1. Employment Period. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Time and ending on December 31, 2003, unless terminated earlier in accordance with the provisions of Section 3 hereof. However, the Company and the Executive may extend the term of this Agreement by execution of a written amendment hereto, setting forth the terms of such extension. If the parties fail to execute such written amendment, but the employment relationship continues after December 31, 2003, the term of this Agreement automatically shall continue during such period of continued employment, which shall be on a month-to-month basis. Notwithstanding the foregoing, if a Change of Control occurs prior to the termination of this Agreement pursuant to Section 3, the term shall not end prior to the second anniversary of such Change of Control, unless terminated earlier in accordance with the provisions of Section 3 herein. The term of the Executive's employment under this Agreement is sometimes referred to as the "Employment Period".

        2.       Terms of Employment

                (a)      Position and Duties.

                           (i) During the Employment Period, (1) the Executive shall serve as the President-Engle Homes/Arizona, Inc. for the Company, (2) the Executive's status, and reporting requirements, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held. exercised and assigned at any time during the 180 day period immediately preceding the Effective Time, and (3) the Executive's services shall be performed at the location where the



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         Executive was employed immediately preceding the Effective Time or any office or location less than sixty (60) miles from such location.

                           (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to perform faithfully such responsibilities in a manner consistent with prior performance. During the Employment Period it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees,
         (2) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (3) manage personal investments (including without limitation land banking for the Company and others), so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an Executive of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. The Company also may, from time to time, assign additional or other duties to the Executive in conjunction with the restructuring of the Parent and its subsidiaries, which additional or other duties shall be reasonably consistent with the Executive's experience and position with the Company; provided, however, that no such assignment shall be made without the Executive's prior written consent. If the Executive is appointed or elected an officer or director of any of the Company's affiliates, and the Executive consents in writing to such appointment, the Executive will fulfill his duties as such officer or director without additional compensation. Upon his termination of employment with the Company, the Executive automatically shall cease to be an employee, officer or director of any affiliate of the Company, unless the board of directors of the Company provides otherwise.

                (b)      Compensation.

                           (i) Base Salary. During the Employment Period, the Executive will be paid an annual salary of $225,000 ("Base Salary"), which will be payable in equal periodic installments according to the Company's customary payroll practices for its executives. During the Employment Period the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in the base salary awarded in the ordinary course of business to other key executives of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligations of the Executive under this Agreement. Base Salary shall not be reduced after any such increase.

                           (ii) Quarterly Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal quarter of the Company during the Employment Period, a quarterly cash bonus (the "Quarterly Bonus") determined in accordance with the formula attached as Exhibit
         A hereto and made a part hereof, payable within 15 days of the end of each fiscal quarter; provided, however, that in no event shall the aggregate Quarterly Bonuses payable during the Employment Period be less than the highest bonus payable


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         to the Executive from the Company and its subsidiaries in respect of any of the three fiscal years immediately preceding the fiscal year in which the Effective Time occurs.

                           (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Quarterly Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other executives of the Company and its affiliates, in each case comparable to those in effect at the Effective Time or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation. benefits and reward opportunities that in the aggregate are substantially the same as, and equivalent in value to, the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 180 day period immediately preceding the Effective Time or, if more favorable to the Executive, as provided at any time thereafter with respect to other executives of the Company and its subsidiaries.

                           (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans. practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, life, group life, accidental death and travel accident insurance plans and programs), that in the aggregate are substantially the same as, and equivalent in value to the most favorable of such plans, practices, policies and programs in effect at any time during the 180-day period immediately preceding the Effective Time or, if more favorable to the Executive and/or the Executive's family as in effect at any time thereafter with respect to other executives of the Company and its subsidiaries.

                           (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 180 day period immediately preceding the Effective Time or, if more favorable to the Executive, as in effect at any time thereafter with respect to other executives of the Company and its subsidiaries.

                           (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, in accordance with the plans, practices, programs and policies of the Company and its subsidiaries that, in the aggregate, are substantially the same as those in effect at any time during the 180-day period immediately preceding the Effective Time or, if more favorable to the Executive, as in effect at any time thereafter with respect to other executives of the Company and its subsidiaries.

                           (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable


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         of the foregoing provided to the Executive by the Company and its subsidiaries at any time during the 180 day period immediately preceding the Effective Time or, if more favorable to the Executive, as provided at any time thereafter with respect to other executives of the Company and its subsidiaries.

                           (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 180-day period immediately preceding the Effective Time or, if more favorable to the Executive, as in effect at any time thereafter with respect to other executives of the Company and its subsidiaries.

        3.       Termination

                  (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a mental or physical incapacity, illness or disability which renders the Executive unable to perform his duties and responsibilities for the Company and which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (b) The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of fraud, embezzlement or misappropriation of funds, taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 2(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are nor remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive of a felony.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for "Good Reason". For purposes of this Agreement, "Good Reason" means:

                           (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated. insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


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                           (ii)     any failure by the Company to comply with
         any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 2(a)(i)(3) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                           (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (v) any failure by the Company to comply with and satisfy Section 9(h) of this Agreement.

                  (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 5(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstances in enforcing his rights hereunder.

                  (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

        4.       Obligations of the Company upon Termination.

                  (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the the Date or Termination or, if higher, at the highest rate in effect at any time from the 180-day period preceding the Effective Time through the Date of Termination (the "Highest Base Salary"), (ii) the earned but unpaid Quarterly Bonuses for any fiscal quarter ending on or before the Date of Termination, (iii) the product of the sum of Quarterly Bonuses payable to the

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Executive for the last four fiscal quarters ending prior to the Date of
Termination and a fraction. the numerator of which is the number of days from the first day of the fiscal quarter in which the Date of Termination occurs through and including the Date of Termination, and the denominator of which is the number of days in the fiscal quarter which the Date of Termination occurs, and (iv) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter refused to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries to surviving families of executives of the Company and such subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 180 day period immediately preceding the Effective Time or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other executives of the Company and its subsidiaries and their families.

                  (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled Executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in accordance with the plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 180 day period immediately preceding the Effective Date or, if favorable to the Executive and/or the Executive's family, as in effect at any time thereafter on the Disability Effective Date with respect to other executives and their families.

        (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon). If the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive pay the Executive in a lump sum in cash within 30 days of the Date of Termination. The Executive shall not be released from the covenants contained in Sections 6 and 7 hereof and on the first day of the month following the Date of Termination the Company shall pay the Executive a lump sum cash payment equal to 1/12th of the Executive's Highest Base Salary, multiplied by the lesser of (i) 12, or (ii) the number of months (and fractions thereof) from the Date of Termination through December 31, 2003; provided, however, that in the event that the Company terminates the Executive's employment for Cause, then the Company may eject, by written notice to the Executive prior to


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the first day of the calendar month following the Date of Termination, to release the Executive from the covenants contained in Section 6(b)(1) and (2) hereof, in which case the Company shall be released from its obligations to make the payment specified in this sentence.

                  (d) Good Reason; Other Than for Cause, Disability or Death. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Disability or death, or if the Executive shall terminate his employment for Good Reason:

                           (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    (1)      the Accrued Obligations, and

                                    (2)      the Executive's Highest Base Salary
                  for the period from the Date of Termination until the last day of the Employment Period under Section 1 hereof, determined for this purpose without regard to any early termination under
                  Section 3 hereof or otherwise, and provided, however, that if the Date of Termination is within the first two years of the Employment Period, the foregoing period shall not be less than 2 years (such period being defined as the "Remaining Period"); and

                                    (3)      an amount equal to the product of
                  (i) the Quarterly Bonuses payable to the Executive for the last four fiscal quarters ending on or before the Date of Termination, or if higher, the Quarterly Bonuses payable to the Executive for the last four fiscal quarters ending on or before the Effective Time (the "Recent Bonuses"), multiplied by (ii) a fraction. the numerator of which is the number of days in the Remaining Period, and the denominator of which is 365; and

                                    (4)      in the case of compensation
                  previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company; and

                                    (5)      all other amounts accrued or earned
                  by the Executive through the Date of Termination and amounts otherwise owing under the then existing plans and policies at the Company; and

                           (ii) for the Remaining Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) and (vi) of this Agreement if the Executive's employment had not been terminated, including health, dental, disability insurance and life insurance, and, for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.


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                (e)      Change in Control.

                           (i)      Notwithstanding the foregoing provisions of
         Section 4(d) hereof, in the event that after the Change in Control Effective Date, as defined below, either the Company shall terminate the Executive's employment other than for Cause. Disability or death, or the Executive shall terminate his employment for Good Reason, then the lump sum payable to the Executive under Section 4(d)(i) hereof (in addition to the continuation of benefits under Section 4(d)(ii) hereof) shall be the greater of the amount specified in Section 4(d)(i) hereof or the aggregate of the following amounts:

                                    (1)      The Accrued Obligations; and

                                    (2)      the product of (x) two times (y)
                  the sum of (i) the Highest Base Salary and (ii) the Recent Bonuses; and

                                    (3)      in the case of compensation
                  previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                                    (4)      all other amounts accrued or earned
                  by the Executive through the Date of Termination and amounts otherwise owing under the then existing plans and policies at the Company; and

                           (ii)     For purposes of this Agreement:

                                    (1)      the "Change in Control Effective
                  Date" shall be the date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (x) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (y) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Change in Control Effective Date" shall mean the date immediately prior to the date of such termination; and

                                    (2)      "Change of Control" shall mean the
                  occurrence of any of the following events with respect to either the Company or the Parent, or any other entity that owns, directly or indirectly, a Controlling Interest, as defined below, in the Company or the Parent (each an "Applicable Entity"):

                                                (i)      consummation by the
         Applicable Entity of (x) a reorganization, merger, consolidation or other of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Applicable Entity immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the


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         same proportions as their ownership immediately prior to such reorganization, or (y) a liquidation or dissolution of the Applicable Entity, or (z) the sale of all or substantially all of the assets of the Applicable Entity;

                                                (ii)     Individuals who, as of
         the date immediately following the consummation of the Merger (as provided in the Merger Agreement), constitute the board of directors of the Applicable Entity (the "Incumbent Board") cease for any reason to constitute a majority of the board of directors of the Applicable Entity, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Applicable Entity's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                                                (iii)    the acquisition (other
         than from the Applicable Entity, the Parent or its subsidiaries) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Applicable Entity's Common Stock or the combined voting power of the Applicable Entity's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest"') excluding, for this purpose, any acquisitions by (1) the Applicable Entity, the Parent or its subsidiaries, (2) any person, entity or "group" that as of the date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a Controlling Interest, or (3) any employee benefit plan of the Applicable Entity. the Parent or its subsidiaries.

Notwithstanding the foregoing or anything in this Agreement to the contrary, (x) the consummation of any or all of the transactions contemplated in the Merger Agreement shall not constitute a Change of Control and (y) no public offering by the Applicable Entity of its shares of Common Stock (a "Public Offering") shall constitute a Change in Control unless the stockholders of the Applicable Entity immediately prior to the Public Offering own, immediately following the Public Offering, less than 40% of the outstanding shares of the Applicable Entity or less than 40% of the combined voting power of the Applicable Entity's then outstanding voting securities entitled to vote in the election of directors, and
(z) no Change in Control shall be deemed to occur solely by reason of any transaction among Applicable Entities.

                  (f) Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.


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

                  (g) Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligation hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) commenced after the Change in Control Effective Date by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 5 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

        5.       Certain Reduction of Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 5, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                  (b)      All determinations required to be made under this
Section 5 shall be made by BDO Siedman, LLP (the" Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within twenty (20) business days of the Date of Termination or such earlier time as is requested by the Company and an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 5, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 5 and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 5 shall be borne by the Company.

                  (c)      As a result of the uncertainty in the application of
Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and
Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

        6.       Non-Competition and Non-Interference.

                  (a) Acknowledgments by the Executive. The Company promises to and shall provide the Executive with Confidential Information, as defined in Section 7(b)(iii)(1) hereof, in order for the Executive to perform his duties under this Agreement. The Executive acknowledges that: (i) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, and (b) the provisions of this Section 6 are reasonable and necessary to protect the Confidential Information, goodwill and other business interests of the Company.

                  (b) Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of (i) the compensation and benefits to be paid or provided to the Executive by the Company, (ii) the Executive's continued employment with the Company and (iii) the provision of Confidential Information to the Executive, the Executive covenants that he will not, directly or indirectly:

                           (1) during the Non-compete Period, without the express prior written consent of the board of directors of the Company, as owner, officer, director, employee, stockholder, principal, consultant, agent, lender, guarantor, cosigner, investor or trustee of any corporation, partnership, proprietorship, joint venture, association or any other entity of any nature, engage, directly or indirectly, in the Business in any county in the United States in which the Company is conducting Business activities; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any such enterprise (but without otherwise participating in the activities of such Enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934:

                           (2) during the Non-Compete Period, whether for the Executive's own account or for the account of any other person, (except for the account of the Company and its affiliates), (x) solicit business of the same or similar type being carried on by the Company, from any person known by the Executive to be a customer of the Company, whether or not the Executive had, personal contact with such person during and by reason of the Executive's employment with the Company, or (y) interfere with the Company's relationship with any person who at any time during the period of his employment with the Company, was a contractor, supplier, or customer of the Company; or

                           (3) whether for the Executive's own account or the account of any other person, at any time during his employment with the Company or its affiliates and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise. any person who is an employee of the Company, or in any manner induce, or attempt to induce, any employee of the Company to terminate his employment with the Company; provided, however, that nothing in this Section 6(b)(3) shall preclude the Executive from soliciting or employing any person who was employed by the Company after six months have lapsed from the last date of the former employee's employment with the Company.

                  (c)      For purposes of this Agreement:

                           (i) the "Noncompete Period" shall mean the period beginning on the date of this Agreement is executed and ending on the earlier of (1) December 31, 2003 or (ii) the first anniversary of the Executive's termination of employment.

                           (ii) the "Post-Employment Period" shall mean the eighteen (18) month period beginning on the Date of Termination.

                  (d) If any covenant in Section 6(b) is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy will be effective, binding, and enforceable against the Executive. The Executive hereby agrees that this covenant is a material and substantial part of this Agreement and that (i) the geographic limitations are reasonable; (ii) the term of the covenant is reasonable; and (iii) the covenant is not made for the purpose of limiting competition per se and is reasonably related to a protectable business interest of the Company.

        7.       Non-Disclosure Covenant; Executive Inventions.

                  (a) Acknowledgments by the Executive. The Executive acknowledges that (i) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information:
(ii) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (iii) because the Executive possesses substantial technical expertise and skill with respect to the Company's business, the Company desires to obtain exclusive ownership of each Executive Invention, and the Company will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Executive Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Company with exclusive ownership of all Executive Inventions.

                  (b) Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Company under this Agreement, and the provision of Confidential Information, the Executive covenants as follows:

                (i)        Confidentiality.


                           (1) During his employment with the Company and its affiliates and during the Post-Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person other than in connection with the performance of his duties and obligations hereunder, except with the specific prior written consent of the board of directors of the Company or except as otherwise expressly permitted by the terms of this Agreement or as required by law.

                           (2) Any trade secrets of the Company will be entitled to all of the protections and benefits under the federal and state trade secret and intellectual property laws and any other applicable law. The Executive hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

                           (3) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of an improper disclosure by the Executive.

                           (4) The Executive will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form belonging to the Company or used in Company's business (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company. Upon termination of his employment, or upon the request of the Company during the Post-Employment Period, the Executive will return to the Company all of the Proprietary Items and Confidential Information in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment, including electronic or otherwise, of any of the Proprietary Items or Confidential Information.

                  (ii) Executive Inventions. Each Executive Invention will belong exclusively to the Company. The Executive acknowledges that all of the Executive's writing, works of authorship and other Executive Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such Executive Inventions are not works made for hire, the Executive hereby assigns to the Company all of the Executive's right, title and interest, including all rights of copyright, patent, and other Intellectual property rights, to or in such Executive Inventions. The Executive covenants that he will promptly:

                           (1) disclose to the Company in writing any Executive Invention;

                           (2)      assign to the Company or to a party
         designated by the Company. at the Company's request and without additional compensation, all of the Executive's right to the Executive Invention for the United Stares and all foreign jurisdictions;

                           (3) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Executive Invention in the United States and any foreign jurisdictions;

                           (4) sign all other papers necessary to carry out the above obligations; and

                           (5)      give testimony and render any other
         assistance but without expense to the Executive in support of the Company's rights to any Executive Invention.

                  (iii)    Definitions. For purposes of this Agreement:

                           (1) The term "Confidential Information" means any and all intellectual property of the Company (or any of its affiliates), including but not limited to:

                                    (i)      trade secrets concerning the
         business and affairs of the Company (or any of its affiliates), product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret under federal, state or other applicable law; and

                                    (ii)     information concerning the business
         and affairs of the Company (or any of its affiliates) (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key, personnel, personnel training and techniques and materials), however documented; and

                                    (iii)    notes, analysis, compilations,
         studies, summaries, and other material prepared by or for the Company (or any of its affiliates) containing or based, in whole or in part, on any information included in the foregoing.

                           (2) The term "Executive Invention" mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period or at any time prior to the Employment Period that Executive was an employee of the Company, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company; and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company, that is based upon or uses Confidential Information.

                  (c) Disputes of Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

        8.        General Provisions.

                  (a) Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of Sections 6 or 7 of this Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain a temporary restraining order and/or injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. The Executive agrees to waive any requirement for the Company's securing or posting of any bond in conjunction with any such remedies. The Executive further agrees to and hereby does submit to in personam jurisdiction before each and every court in the jurisdiction specified in Section 9.5(b) hereof for that purpose. Without limiting the Company's rights under this Section 8 or any other remedies of the Company, if the Executive breaches any of the provisions of Sections 6 and 7 and such breach is proven in a court of competent jurisdiction, the Company will have the right to cease making any payments otherwise due to the Executive under this Agreement.

                  (b) Covenants of Sections 6 and 7 are Essential and Independent Covenants. The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Company would not have entered into this Agreement or continued the employment of the Executive. The Company and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company. The Executive's covenants in Sections 6 and 7 are independent covenants and the existence of any claim by the Executive against the Company under this Agreement or otherwise will not excuse the Executive's breach of any covenant in Sections 6 or 7.

                  (c) Survival. Notwithstanding anything in the Agreement to the contrary, (i) the covenants and agreements of the Executive in Sections 6 and 7 shall survive the termination of the Agreement, except as provided below, and (ii) the covenants and agreements in Section 6 and 7 shall be effective as of the date this Agreement is executed; however, such covenants shall automatically lapse if the transactions contemplated by the Merger Agreement are not consummated within 4 months of the execution of this Agreement.

                  (d) Legal Recourse. The Executive further agrees that the covenants in Sections 6 and 7 are made to protect the legitimate business interests of the Company. The Executive understands as a part of these covenants that the Company intends to exercise whatever legal recourse against him for any breach of this Agreement and in particular, for any breach of the covenants in Sections 6 and 7.

        9.        General Provisions.

                  (a) Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                  (b) Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

                  (c) Notices. All notices, consents, waivers, and other communications required under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  If to the Company:

                           Engle Homes, Inc.
                           123 Northwest 13th Street, Suite 300
                           Boca Raton, Florida  33432
                           Att:  Chief Financial Officer
                           Facsimile No.:  561-338-5634

                           With a copy to:

                           Mark Kelly
                           Vinson & Elkins
                           1001 Fannin, Suite 2300
                           Houston, Texas  77002
                           Facsimile No.:  713-615-5531

                  If to the Executive:

                           Mark Upton
                           1603 E. Desert Willow Drive
                           Phoenix, Arizona  85048

                  (d) Entire Agreement: Amendments. This Agreement contains the entire agreements between the parties with respect to the subject matter hereof and hereby expressly terminates, rescinds, replaces and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including, but not limited to, the Severance Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

                  (e)      Governing Law: Submission to Jurisdiction.

                           (i) This Agreement will be governed by the laws of the state of Florida without regard to conflicts of laws principles.

                           (ii) Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Maricopa County, Arizona, for the purposes of any proceeding arising out of this Agreement.

                  (f) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  (g) Stock Options. The Executive hereby irrevocably agrees, effective for all purposes as of the date this Agreement is executed, to surrender to the Company, within five days after the consummation of the tender offer contemplated in the Merger Agreement, any options of the Executive with respect to stock of the Company, unexercised, in exchange for payment in cash by the Company equal to the aggregate spread on such options, (i.e., for each option, the amount by which $19.10 exceeds the exercise price per share under the options, multiplied by the number of shares of Common Stock of the Company subject to the option), less applicable withholding taxes, as provided in the Merger Agreement.

                  (h) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        10.       Indemnification.

                  (a) The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, causes of action, lawsuits, damages, expenses (including reasonable attorneys' fees and costs), judgments, penalties, fines, amounts paid in settlements, interest and all other liabilities incurred or paid by the Executive in connection or in any way associated with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or any subsidiaries or affiliates, including any property owner or condominium association that the Executive has been asked to serve on by the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to and criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officer or directors.

                  (b) The Company shall pay any expenses (including attorneys' fees and costs), judgments, penalties, fines, settlements, interest and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 10 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than ten (10) days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 10, together with a reasonable accounting of such expenses.

                  (c) The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 10 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

                  (d) The Company shall make the advances contemplated by this Section 10 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 10 shall be unsecured and interest-free.

                  (e) The provisions of this Section 10 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective for all purposes as of the Effective Time, except as otherwise provided herein.

                                   "COMPANY"

                                   Engle Homes, Inc


                                   By:  /s/ Alec Engelstein
                                      -----------------------------------------
                                   Name:  Alec Engelstein
                                        ---------------------------------------
                                   Title:  President
                                         --------------------------------------


                                   "EXECUTIVE"


                                   /s/ Mark Upton
                                   --------------------------------------------
                                   Mark Upton